Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

SCBT Financial Corporation

We consent to the incorporation by reference in the shelf registration statement on Form S-3 of our Report dated March 17, 2008, relating to SCBT Financial Corporation’s consolidated financial statements  as of December 31, 2007, included in SCBT Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008.  We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ J.W. Hunt and Company, LLP

Columbia, South Carolina

March 19, 2009